Stephen M. Maggart, CPA, ABV, CFF J. Mark Allen, CPA Chris Conro, CPA Michael T. Holland, CPA, ABV, CFF M. Todd Maggart, CPA, ABV, CFF P. Jason Ricciardi, CPA, CGMA David B. von Dohlen, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Wilson Bank Holding Company 2025 Equity Incentive Plan, of our report dated February 28, 2025 with respect to the consolidated financial statements of Wilson Bank Holding Company included in its Annual Report on Form 10-K for the year ended December 31, 2024 and our report dated February 28, 2025 with respect to the effectiveness of internal control over financial reporting of Wilson Bank Holding Company included in its Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Maggart & Associates P.C.

Maggart & Associates, P.C.

Nashville, Tennessee

April 30, 2025

1201 DEMONBREUN STREET • SUITE 1220 • NASHVILLE, TENNESSEE 37203-3140 • (615) 252-6100

www.maggartpc.com